U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                               FORM 8-K

                              CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

   Date of Report (date of earliest event reported): October 26, 2004

                           ENEFTECH CORPORATION
           (Exact Name of Registrant as Specified in Its Charter)

Texas                              0-32677                       76-067616
(State or Other Jurisdiction (Commission File Number)         I.R.S. Employer
of Incorporation) 							Identification No.)

371-A Bethany Road, Burbank, California                           915042
(Address of Principal Executive Offices)                       (Zip Code)

Registrant?s telephone number, including area code:  (310) 994-4408

                 P.O. Box 6162, Burbank, California 91510
                    (Mailing Address of Corporation)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[  ]	Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

	As previously reported on Form 8-K filed with the SEC on August 20, 2004, Registrant (the Company)entered into an Acquisition and Merger Agreement with iWorld Projects & Systems, Inc., (iWorld)a privately held Florida corporation. Closing of that acquisition and merger was dependent on due diligence and the completion of independent audits of the financial statements of both the the Company and iWorld, with closing expected by December 31, 2004. This transaction was then postponed indefinitely due to delays in obtaining the required audit reports from the Company?s independent auditors. The indefinite postponement was reported on a Form 8-K filed by the Company with the SEC on October 15, 2004.

	As a result of the delays in obtaining the final audits, and other changes in the circumstances of the parties, the proposed transaction has been cancelled effective March 15, 2005. The Company has been advised that iWorld has completed an acquisition with an unrelated third party and is no longer available as a merger partner. There were no penalties or other compensatory provisions in the merger agreement and the decision to rescind the proposed transaction was a mutual agreement of the parties.

	As a result of this cancellation of the proposed transaction, the Company?s immediate business plan will continue to be to seek and acquire or merge with suitable operating companies.

ITEM  9.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)     Financial  Statements.
             ----------------------

     None.

     (b)     Exhibits.
             --------

     The following exhibits are filed herewith:


	None

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Date: March 18, 2005


                            ENEFTECH CORPORATION.



                            By /s/ Stephen Stotesbery
                               -----------------------------------------------
                                Stephen Stotesbery
                                President